UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 25, 2012
(Date of Earliest Event Reported)

SHUFFLE MASTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

(702) 897-7150
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On June 25, 2012, SHFL Holdings (Gibraltar) Limited, a company incorporated and existing under the laws of Gibraltar (the “Purchaser”), Shuffle Master International, Inc., a Nevada corporation (the “Original Purchaser”) and the registrant entered into a Deed of Mutual Termination (the “Deed”) with bwin.party services (Austria) GmbH, a limited liability company incorporated and existing under the laws of Austria (“Seller”) and bwin.party digital entertainment plc.  The Purchaser and the Original Purchaser are wholly-owned subsidiaries of the registrant.  The Deed relates to the Share Sale and Transfer Agreement (the “Agreement”) dated March 5, 2012 by and between the Seller and the Purchaser regarding the purchase and sale of shares of Ongame Network Ltd. (together with entities that it controls, “Ongame”).

The Deed releases the Seller from the provisions of Section 8.5 of the Agreement to allow the Seller to pursue the sale of Ongame to a party other than the Purchaser.

The Deed provides for the termination of the Agreement at 5:00 p.m. Pacific Time on June 28, 2012 or upon the Seller’s written notice to the Purchaser prior to such date and time.

On June 27, 2012, the registrant issued a press release announcing the registrant’s decision to discontinue its efforts to acquire Ongame.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release announcing the registrant’s decision to discontinue its efforts to acquire Ongame

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 27, 2012

By:	/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer